EXHIBIT 99.1

OMNIQ Reports $19.9 Million Revenue in the First Quarter 2025

SALT LAKE CITY, May 15, 2025 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCMKTS: OMQS) ("omniQ" or "the Company"), reports a first quarter 2025 revenue of $19.9 million, which signifies an 8.7 percent increase Year-over-Year.

FINANCIAL SUMMARY

In Q1 2025, the Company reported revenue of $19.9 million, marking an increase of 8.7 percent compared to $18.3 million in Q1 2024. Net loss for the quarter remained steady at $2.1 million, unchanged from the same period last year.

Basic loss per share from continuing operations for the three months ended March 31, 2025, was $0.20, this remained unchanged from the same period in 2024. Comprehensive loss for the quarter was $1.6 million in 2025 and $1.9 million in 2024. This represents a 15.8% decrease.

Operating income for the three months ended March 31, 2025, reflected a loss of $690 thousand, compared to a loss of $1.3 million for the same period in 2024. This represents a 45 percent improvement in operational performance.

No customer accounted for more than 10 percent of total revenue in Q1 2025. In comparison, one customer represented 23.7 percent of total revenue for the full year 2024.

For the three months ended March 31, 2025, and the year ended December 31, 2024, one vendor made up 45 and 47 percent, respectively, of our purchases.

SHAREHOLDER UPDATE

In Q1 2025, we expanded our customer base across key sectors including transportation, healthcare, education, and municipal operations. The demand for integrated automation and computer vision solutions remained strong, and we saw solid traction across both new and existing markets.

We also focused on strengthening relationships with current customers by delivering system upgrades, improving integrations, and offering new services aligned with their evolving needs. These efforts helped us maintain momentum on long-term projects and reinforce our role as a trusted partner.

While the landscape continues to evolve, our commitment to operational focus remains unchanged. We stay focused on execution because what we build has a direct impact on the people who rely on it. Every quarter tells a story, and ours is shaped by consistent improvements, not chance. We don’t predict the market. We prepare for it.

In recent months, the broader market has shown signs of recovery following a volatile first quarter with the S&P 500 rebounding in April after navigating concerns around global trade tensions and monetary policy shifts. Amid this backdrop, OMNIQ continues to operate with discipline and clarity. We are actively developing and refining our product lines to meet the evolving, real-world needs of our customers. Our solutions are designed for scalability and reliability across high-impact sectors such as parking, transportation, retail, and logistics.

As always, we remain focused on delivering practical, integrated solutions that solve real problems, not chasing trends. Our operations are grounded in performance, compliance, and customer trust. Our development focus is on building systems that work today and stand ready for what comes next.

ABOUT OMNIQ:

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real time object identification, tracking, surveillance, and monitoring for Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company help clients move people, objects and manage big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have more than doubled, reaching $81 million in 2023, from clients in more than 40 countries.

 The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@omniq.com